UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

December 8, 2017
Date of report (Date of earliest event reported)

GENPREX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38244	90 - 0772347
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Congress Avenue, Suite 2000, Austin, TX		78701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 370-4081
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On December 8, 2017, the Company received a loan from its shareholder Domecq Sebastian, LLC in the amount of $200,000 and executed a Promissory Note under which the Company agreed to repay the loan on or before March 31, 2018, with interest at a rate of 15% annum.  The Promissory Note provides that in the event the Company accepts other financing, except through a registered public offering of securities, while any portion this Promissory Note remains unpaid, then payee will have the option, at payee’s election, to convert this Promissory Note into the same type, class and series of financing (debt, equity, or combination thereof), upon the same terms and conditions as the Company accepts from another lender or investor.  This option may be exercised as to one additional financing. If payee declines to exercise this option with respect to one or more financings, this option will continue until exercised or until this note is paid in full or otherwise fully satisfied.

The above description is only a summary of certain provisions of the Promissory Note and is qualified in its entirety by reference to the provisions of the Promissory Note, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The information in this Item 1.01 and the exhibit hereto are being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENPREX, INC.

Date: December 14, 2017	By:	/s/ Ryan Confer
Ryan Confer
Chief Financial Officer (Principal Financial Officer)

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

10.1	Promissory Note